Exhibit 21

                   PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                   EXHIBIT 21
                                  SUBSIDIARIES

The accounts of all of the subsidiaries are included in our Consolidated Financial Statements. Set forth below are the names of certain of our active corporate subsidiaries as of December 31, 2003. Certain subsidiaries are omitted because, when considered individually or in the aggregate, they would not constitute a significant subsidiary.

Indented names are subsidiaries of the company under which they are indented:

                                                                                      Percent
                                                              Jurisdiction in       Ownership
                                                           which Incorporated    By Immediate
Name of Company                                                  or Organized          Parent

Playboy Enterprises, Inc. (parent)                                   Delaware
  PEI Holdings, Inc.                                                 Delaware            100%
    Spice Entertainment, Inc.                                        Delaware            100%
       CPV Productions, Inc.                                         Delaware            100%
       Cyberspice, Inc.                                              Delaware            100%
       MH Pictures, Inc.                                           California            100%
       Planet Spice, Inc.                                            Delaware            100%
       SEI 4 ApS                                                      Denmark            100%
       Spice Direct, Inc.                                            Delaware            100%
       Spice International, Inc.                                     Delaware            100%
       Spice Networks, Inc.                                          New York            100%
       Spice Productions, Inc.                                         Nevada            100%
    Playboy Enterprises International, Inc.                          Delaware            100%
       Alta Loma Entertainment, Inc.                                 Delaware            100%
       Itasca Holdings, Inc.                                         Illinois            100%
       Lake Shore Press, Inc.                                        Delaware            100%
       Lifestyle Brands, Ltd.                                        Delaware            100%
       Planet Playboy, Inc.                                          Delaware            100%
         Playboy Canada, Inc.                                          Canada            100%
         Planet Playboy Brazil Licenciamento
           de Nomes de Dominio Ltda.                                   Brazil            100%
       Playboy Australia Pty. Ltd.                                  Australia            100%
       Playboy Clubs International, Inc.                             Delaware            100%
         Playboy Preferred, Inc.                                     Illinois            100%
       Playboy.com, Inc.                                             Delaware             94%
         Playboy Casino Australia Pty. Ltd.                         Australia            100%
         Playboy.com Internet Gaming, Inc.                           Delaware            100%
           Playboy.com Racing, Inc.                                  Delaware            100%
           Playboy.com Internet Gaming (Gibraltar) Limited          Gibraltar            100%
         SpiceTV.com, Inc.                                           Delaware            100%
       Playboy Entertainment Group, Inc.                             Delaware            100%
         AdulTVision Communications, Inc.                            Delaware            100%
         After Dark Video, Inc.                                      Delaware            100%
         Alta Loma Distribution, Inc.                                Delaware            100%
         AL Entertainment, Inc.                                    California            100%
         Andrita Studios, Inc.                                     California            100%
         Impulse Productions, Inc.                                   Delaware            100%
         Indigo Entertainment, Inc.                                  Illinois            100%
         Mystique Films, Inc.                                      California            100%
         Playboy TV International, LLC                               Delaware            (1)
           Candlelight Management LLC                                Delaware            100%
             1945/1947 Cedar River C.V.                           Netherlands            100%
               PTVI Limited                                    Cayman Islands            100%
           Chelsea Court Holdings, LLC                               Delaware            100%
           Claridge Organization LLC                                 Delaware            100%
             Stichting 1945/1947 La Laguna                        Netherlands            100%

Subsidiary Listing Cont.

           Playboy TV - GmbH Germany                                  Germany            100%
           Playboy TV International B.V.                          Netherlands            100%
           Playboy TV UK Limited                               United Kingdom            100%
             Playboy TV/UK Benelux Ltd.                        United Kingdom            100%
           STV International B.V.                                 Netherlands            100%
         Precious Films, Inc.                                      California            100%
         SEI Inc. ApS                                                 Denmark            100%
         Women Productions, Inc.                                   California            100%
       Playboy Gaming International, Ltd.                            Delaware            100%
         Playboy Cruise Gaming, Inc.                                 Delaware            100%
         Playboy Gaming UK, Ltd.                                     Delaware            100%
       Playboy Gaming Nevada, Inc.                                     Nevada            100%
       Playboy Japan, Inc.                                           Delaware            100%
       Playboy Models, Inc.                                          Illinois            100%
       Playboy Products & Services International, B.V.            Netherlands            100%
       Playboy Properties, Inc.                                      Delaware            100%
       Playboy Shows, Inc.                                           Delaware            100%
       Special Editions, Ltd.                                        Delaware            100%
       Spice Hot Entertainment, Inc.                                 Delaware            100%
         SEI 1 ApS                                                    Denmark            100%
       Spice Platinum Entertainment, Inc.                            Delaware            100%
       Telecom International, Inc.                                    Florida            100%

(1) Playboy TV International, LLC is 95% owned by Playboy Entertainment Group, Inc. and 5% owned by AdulTVision Communications, Inc.